SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date  of  report  (Date  of  earliest  event  reported):  August  3,  2004


                            The Leather Factory, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                       Delaware
                 (State or Other Jurisdiction of Incorporation)


            1-12368                             75-2543540
   (Commission  File  Number)     (IRS  Employer  Identification  Number)


 3847  East  Loop  820  South,  Fort  Worth,  Texas         76119
   (Address  of  Principal  Executive  Offices)          (Zip  Code)


                                 (817) 496-4414
              (Registrant's Telephone Number, Including Area Code)

  _____________________________________________________________________________
     (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

     (c)     Exhibits.

               99.1  Press  release  dated  August 3, 2004 furnished pursuant to
                     Item  12.

ITEM  12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION

     The Registrant is furnishing the press release attached as Exhibit 99.1 announcing the Registrant's second quarter 2004 financial results. This press release was issued on August 3, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE  LEATHER  FACTORY,  INC.

Date:  August  6,  2004             BY:  /s/  Wray  Thompson
                                    Wray  Thompson,  Chairman  of  the  Board
                                      and  Chief  Executive  Officer

EXHIBIT  99.1

        FOR IMMEDIATE RELEASE                              AUGUST 3, 2004

              THE LEATHER FACTORY REPORTS 2ND QUARTER 2004 RESULTS

FORT WORTH, TEXAS - The Leather Factory, Inc. (AMEX: TLF) today reported financial results for the second quarter of 2004. Consolidated net income for the quarter ended June 30, 2004 was $516,000 compared to consolidated net income of $778,000 for the second quarter of 2003. Fully diluted earnings per share for the quarter was $0.05, compared to $0.07 in the second quarter of last year. Total sales for the quarter ended June 30, 2004 increased 4.8% to $10.9 million from $10.5 million for the same quarter last year.

Consolidated sales for the six months ended June 30, 2004 were $23.1 million, an increase of 10% over 2003 first half total sales of $21.0 million. Consolidated net income for the first half of 2004 was $1.5 million or $0.14 per fully-diluted share versus $1.6 million or $0.14 per fully-diluted share in the comparable period last year.

Sales at our Tandy Leather subsidiary increased $860,000 in the second quarter, a 40% improvement over last year's second quarter. Thirty-two stores comprised the Tandy Leather's retail operations on June 30, 2004, compared to twenty-two retail stores a year ago. Three stores were added in the second quarter of 2004 bringing the total number of new stores added in 2004 to six as of the end of the quarter. For the first six months of 2004, Tandy Leather sales increased $2.2 million, or 54%, over the first six months of 2003. Second quarter sales for the Leather Factory wholesale centers decreased $378,000 over the same quarter last year, a 4.8% decline. The sales decrease is due to a reduction in sales to our national account customers of $648,000 that was partially offset by sales gains to our other customer groups of $270,000. For the first six months of 2004, Leather Factory's sales were down $136,000 over the same period in 2003.

Consolidated gross profit margin for the current quarter was 54.6%, a slight decline from 54.7% for the second quarter of 2003. For the first two quarters, consolidated gross profit margin for the current year was 54.9%, an improvement over last year's gross profit margin at this point of 54.1%. Consolidated operating expenses rose $560,000 in the current quarter and $1.3 million for the first six months over the same periods a year ago. Costs associated with the new Tandy Leather stores (personnel, rents, utilities, etc.), marketing and advertising costs, and rising health insurance costs account for the majority of the increase.

Wray Thompson, Chairman and Chief Executive Officer, commented, "Our second quarter story is one of positives and negatives. The Leather Factory wholesale centers performed well, generating a 4.5% and 5.6% sales gain for the quarter and the year, respectively. However, that success was more than offset by the poor performance of our national account group. Overall, we're pleased with the performance of the Tandy stores as we've opened or acquired ten new Tandy stores so far this year and expect to open two more in the third quarter. Our cost management initiatives are working as many expenses showed decreases from last year. Unfortunately, this progress was masked by increases in a few expenses such as employee health insurance costs and reserves for uncollectible customer accounts. Overall, we have made good progress in the first half of 2004, and we believe we are still on track to meet our guidance for the year."

The Leather Factory, Inc., (http://www.leatherfactory.com), headquartered in Fort Worth, Texas, is a marketer and distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, shoe repair supplies, saddle and tack hardware, and do-it-yourself leathercraft kits. The Company distributes its products worldwide though its Leather Factory stores, Tandy Leather retail stores and mail/telephone/website orders (http://www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:
Wray  Thompson, CEO, The Leather Factory, Inc.        (817)  496-4414
Shannon L. Greene, CFO, The Leather Factory, Inc.     sgreene@leatherfactory.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by The Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of The Leather Factory, Inc. to differ materially from management's current expectations. Many of these risks and uncertainties are detailed from time to time in TLF's reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

                            THE LEATHER FACTORY, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003

                                                     Three Months               Six months
                                                   2004         2003          2004         2003
                                                -----------  ------------  -----------  ------------
NET SALES                                       $10,959,813  $10,460,675   $23,140,689  $21,020,760
COST OF SALES                                     4,978,754    4,739,621    10,434,717    9,654,202
                                                -----------  ------------  -----------  ------------
Gross Profit                                      5,981,059    5,721,054    12,705,972   11,366,558

OPERATING EXPENSES                                5,127,223    4,566,590    10,405,002    9,096,422
                                                -----------  ------------  -----------  ------------
INCOME FROM OPERATIONS                              853,836    1,154,464     2,300,970    2,270,136

Interest expense                                     12,471       70,468        26,109      133,820
Other, net                                           25,353      (43,705)       27,089      (74,523)
                                                -----------  ------------  -----------  ------------
Total other expense                                  37,824       26,763        53,198       59,297
                                                -----------  ------------  -----------  ------------
INCOME BEFORE INCOME TAXES                          816,012    1,127,701     2,247,772    2,210,839
PROVISION FOR INCOME TAXES                          299,799      348,997       760,594      657,617
                                                -----------  ------------  -----------  ------------
NET INCOME                                      $   516,213  $   778,704   $ 1,487,178  $ 1,553,222
                                                ===========  ============  ===========  ============

NET INCOME PER COMMON SHARE - BASIC             $      0.05  $      0.08   $      0.14  $      0.15
                                                ===========  ============  ===========  ============
NET INCOME PER COMMON SHARE - DILUTED           $      0.05  $      0.07   $      0.14  $      0.14
                                                ===========  ============  ===========  ============

Weighted Average Number of Shares Outstanding:
Basic                                            10,553,243   10,234,054    10,530,119   10,205,900
Diluted                                          11,006,638   10,805,019    11,011,525   10,802,677


                            THE LEATHER FACTORY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                               6/30/04       12/31/03
                                                             ------------  ------------
Cash                                                         $ 1,181,604   $ 1,728,344
Accounts receivable, net of allowance for doubtful accounts    2,695,997     1,828,738
Inventory                                                     12,189,111    11,079,893
Prepaid income taxes                                               4,388       206,023
Deferred income taxes                                            199,368       134,312
Other current assets                                             808,784       702,236
                                                             ------------  ------------
TOTAL CURRENT ASSETS                                          17,079,252    15,679,546

Property and equipment, net                                    1,844,288     1,905,893
Goodwill and other intangibles, net                            1,154,893     1,136,784
Other assets                                                     323,896       336,183
                                                             ------------  ------------
                                                             $20,402,329   $19,058,406
                                                             ============  ============

Accounts payable                                             $ 1,888,053   $ 1,545,079
Accrued expenses and other liabilities                         1,102,728     1,000,427
Notes payable and current maturities of long-term debt                 -         1,134
                                                             ------------  ------------
TOTAL CURRENT LIABILITIES                                      2,990,781     2,546,640

Deferred income taxes                                            207,947       209,289
Notes payable and long-term debt, net of current maturities    1,100,000     1,792,984
                                                             ------------  ------------
Total liabilities                                              4,298,728     4,548,913
                                                             ------------  ------------

Common stock                                                      25,345        25,171
Paid-in capital                                                4,796,999     4,673,158
Retained earnings                                             11,291,897     9,804,719
Notes receivable secured by common stock                         (15,000)      (20,000)
Accumulated other comprehensive loss                               4,360        26,445
                                                             ------------  ------------
Total Stockholders' Equity                                    16,103,601    14,509,493
                                                             ------------  ------------
                                                             $20,402,329   $19,058,406
                                                             ============  ============